UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2016

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510; Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03	Bankruptcy or Receivership.

On November 1, 2016, Cosi, Inc. (the “Company”), a Delaware corporation, issued a press release announcing that, as previously reported on the Company’s Current Report on Form 8-K filed on October 28, 2016 (Commission File No. 001-36196), the United States Bankruptcy Court for the District of Massachusetts (Eastern Division) entered the Order Establishing the Bidding Procedures Relating to the Sale of All or a Portion of the Debtors Assets [Docket No. 280]. The Bidding Procedures set forth the process by which the Company and its subsidiaries (collectively, the “Debtors”) are authorized to conduct an auction for the sale of all or substantially all of their assets under Section 363 of the Bankruptcy Code.

The Bidding Procedures are for the purposes of seeking and evaluating offers for the assets, on the terms and provisions set forth in such Bidding Procedures, in addition to the bid contemplated by the proposed stalking horse bidder (“Stalking Horse Bidder”) affiliated with the Debtors’ debtor-in-possession lenders, as set forth in an asset purchase agreement dated as of October 18, 2016, among the Debtors and the Stalking Horse Bidder (the “Stalking Horse Agreement”), which remains subject to approval of the Bankruptcy Court. Bids must comply with each of the requirements set forth in the Bidding Procedures in order to be considered qualified bids. The Stalking Horse Bidder will be deemed a qualified bidder.

Qualified bids must be received on or before November 28, 2016, at 5:00 p.m. Eastern Time, and must provide that the Sale will be consummated on or prior to December 14, 2016. If the Debtors receive no qualified bids for the assets (other than the bid of the Stalking Horse Bidder), the Debtors will not conduct the auction and will designate the bid of the Stalking Horse Bidder as the successful bid. If the Debtors receive one or more qualified bids, other than the bid of the Stalking Horse Bidder, the Debtors will conduct the auction on November 30, 2016, in accordance with the Bidding Procedures until the Debtors have selected the successful bid.

At a hearing to consider approval of the sale of the assets to the successful bidder (or to approve the Stalking Horse Agreement, as applicable, if no auction is held), to be held on or before December 8, 2016, at 10:00 a.m. Eastern Time, before the Honorable Melvin S. Hoffman, at the Bankruptcy Court for the Eastern District of Massachusetts, Room 2, John W. McCormack Post Office and Court House, 5 Post Office Square, Suite 1150, Boston, MA 02109-3945, the Debtors will present the successful bid to the Court for approval.

A copy of the Bidding Procedures is available on the Company’s website at www.getcosi.com, Investor Information, SEC Filings, Form 8-K dated October 28, 2016 (http://ir.getcosi.com/phoenix.zhtml?c=131610&p=IROL-secToc&TOC=aHR0cDovL2FwaS50ZW5rd2l6YXJkLmNvbS9vdXRsaW5lLnhtbD9yZXBvPXRlbmsmaXBhZ2U9MTEyMDA3NjImc3Vic2lkPTU3&ListAll=1).

Parties interested in the 363 sale process may contact Randy Kominsky, the Company’s Chief Restructuring Officer, at rkominsky@allianceffg.com.

A copy of the press release, dated November 1, 2016, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at a subscription based service known as PACER at https://pacer.mab.uscourts.gov/cgi-bin/login.pl.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

ITEM 8.01.	Other Events

On November 1, 2016, the Company issued a press release announcing that, as previously disclosed, the United States Bankruptcy Court for the District of Massachusetts (Eastern Division) entered the Order Establishing the Bidding Procedures Relating to the Sale of All or a Portion of the Debtors Assets [Docket No. 280]. A copy of the press release, dated November 1, 2016, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01(d).	Exhibits

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Press Release, dated November 1, 2016.	E

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosi, Inc.

Date: November 4, 2016	/s/ Vicki Baue
Name: Vicki Baue
Title: V. P. & General Counsel, CCO

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release, dated November 1, 2016.	E